Exhibit 99.1

October 13, 2014

Liberty Interactive Corporation Announces Third Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation’s (Nasdaq: QVCA,  QVCB, LVNTA, LVNTB) President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the third quarter of 2014 on Tuesday,  November 4th, at 5:15 p.m. (E.S.T.). During the call, Mr. Maffei will discuss the company's financial performance and outlook, as well as other forward looking matters.

Please call Premiere Conferencing at (888)  455-2271 or (719)  325-2173 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

Replays of the conference call can be accessed through 7:15 p.m. (E.S.T.) on Tuesday,  November 11th, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 1670709.

In addition, the third quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Interactive Corporation website. The conference call and related materials will be archived on the website for one year.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups:  the QVC Group (formerly referred to as the Liberty Interactive Group) and the Liberty Ventures Group.  The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive Corporation’s subsidiary, QVC, Inc., and its interest in HSN, Inc., and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation’s businesses and assets other than those attributed to the QVC Group, including its interest in Expedia, its subsidiaries Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, Inc., Commerce Technologies, Inc., LMC Right Start, Inc. and Evite, Inc., and minority interests in Time Warner, Time Warner Cable, Lending Tree and Interval Leisure Group.

Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Interactive Corporation